EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements (Nos. 333-184909) on Form S-8 of La Jolla Pharmaceutical Company of our report dated April 1, 2013, relating to our audit of the consolidated financial statement of La Jolla Pharmaceutical Company as of and for the year ended December 31, 2012 which appears in this Annual Report on Form 10-K of La Jolla Pharmaceutical Company for the year ended December 31, 2012.

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

San Diego, California

April 1, 2013